Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333 -127656), relating to the 2005 Stock Option Plan of Houston American Energy Corp., and on Form S-3 (File No. 333-134756), of our report dated March 27, 2008 relating to the financial statements of Houston American Energy Corp. that appear in Amendment No. 3 to the Annual Report on Form 10-K/A of Houston American Energy for the year ended December 31, 2007.

Malone & Bailey, PC
www.malone-bailey.com
HOUSTON, TEXAS
December 9, 2008